                                                                     EXHIBIT 5.1

                               SEPTEMBER 20, 1999

rfaye@lilick.com                                                    415-984-8365

California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco, CA 94111

Gentlemen:

    With reference to the Registration Statement on Form S-4 filed by California Community Bancshares, Inc. ("CCB"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, 6,904,690 shares of California Community Bancshares, Inc. Common Stock, $0.01 par value (the "Shares"), to be issued in connection with the merger contemplated by the California Community/California Financial Agreement, the Orange/ Security First Agreement, and the CalWest/Business Bank Agreement (collectively, the "Agreements") which Agreements are described therein and filed as an exhibit thereto:

    We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Agreements, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                          Very truly yours,

                                          /s/ R. Brent Faye

                                          LILLICK & CHARLES LLP